Exhibit 99.1

KNIGHT CAPITAL GROUP NAMES LEONARD J. AMORUSO GENERAL COUNSEL

JERSEY CITY, New Jersey (May 10, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that Leonard J. Amoruso has been named General Counsel.

Mr. Amoruso, 41, has been with Knight since 1999 and served most recently as Senior Managing Director and Chief Compliance Officer. In his new role, Mr. Amoruso will assume responsibility for corporate and litigation matters in addition to his current oversight of compliance, which includes trading, order handling, training, clearance and regulatory affairs across Knight’s regulated broker-dealer subsidiaries. Prior to joining Knight, Mr. Amoruso spent 10 years with NASD’s District No. 10 office in New York.

“Len has played an integral role helping implement Knight’s growth strategies over the last several years, including the integration of acquired businesses and asset classes, and the expansion of our offering to new clients and markets,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Not only has Len served our Knight businesses well, but as our resident regulatory and compliance expert, he has served our clients and industry colleagues who seek his depth of knowledge. As the marketplace continues to grow only more complex, we are pleased to have a professional of Len’s caliber and experience ensuring that Knight remains prepared for regulatory and market structure change.”

Knight has not named a general counsel since the departure of the previous general counsel in July 2004. With compliance staff in place at each of its regulated subsidiaries, the company will not fill the position of Chief Compliance Officer at the corporate level.

Biography

Leonard J. Amoruso

Senior Managing Director, General Counsel

Leonard J. Amoruso, Senior Managing Director, General Counsel, is responsible for all compliance, regulatory and legal issues at the corporate level and across Knight’s broker-dealer subsidiaries. He oversees trading, order handling, training, clearance and regulatory affairs and manages Knight’s compliance staff, responsible for monitoring and surveillance. Mr. Amoruso also is responsible for corporate matters, litigation and the company’s legal department.

In October 1999, Mr. Amoruso joined the company as Chief Compliance Officer and Assistant General Counsel of Knight Securities, L.P., a subsidiary later renamed Knight Equity Markets, L.P. He was named Chief Compliance Officer of the parent company in June 2003 and General Counsel in May 2007.

Before joining Knight, Mr. Amoruso spent a decade with NASD’s District No. 10 office in New York, most recently as Deputy Director. He also was Chief Counsel with NASD, overseeing and prosecuting hundreds of disciplinary actions. Mr. Amoruso has a B.B.A. in banking, finance and investments from Hofstra University and a J.D. from Hofstra University School of Law. He has participated with and continues to serve on numerous regulatory, market and industry committees.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties associated with the recent change in management at Deephaven and the potential impact on the Deephaven business and assets under management, and the other risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons
Senior Managing Director,	Vice President,
Corporate Communications	Corporate Communications
& Investor Relations	201-356-1523 or
201-557-6954 or	kfitzsimmons@knight.com
mwyrwas@knight.com